UNITED STATES

SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

Curent Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2015

National Energy Services, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53755	26-1639141
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8965 S Eastern Ave. Ste 120E, Las Vegas, NV 89123

(Address of principal executive offices) (zip code)

(877) 871-6400

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 5, 2015, management of National Energy Services, Inc. (the “Company”) concluded that it is necessary to amend and restate the unaudited condensed consolidated financial statements, including the notes thereto, included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 (the “Q1 2015 Form 10-Q”) and that such financial statements should no longer be relied upon due to the incorrect valuation of certain intangible assets of the Company’s subsidiary, JD Field Services (“JD”), that the Company acquired in February 2014.

In the unaudited condensed consolidated financial statements included in the Company’s Q1 2015 Form 10-Q, the Company reported its re-calculation of the fair value of the acquisition of JD based on a valuation report of certain intangible assets and the retrospective adjustment of the previously reported fair values. However, subsequent to the filing of the Q1 2015 Form 10-Q, the Company discovered that a number of the valuation metrics in the valuation report required amendment which ended up having a material impact on the intangible asset valuation performed, including in particular the customer relationships, requiring correction of the previously issued valuation of intangible assets in the unaudited condensed consolidated financial statements included in the Q1 2015 Form 10-Q.

The Company anticipates that it will file its amended Q1 2015 Form 10-Q to (i) restate the unaudited condensed consolidated financial statements for the quarter ended March 31, 2015 and 2014, (ii) correct the measurement period re-calculation of the fair value of the JD business acquisition at February 24, 2014 and the measurement period retroactive adjustment of the pro-forma financial statements, both included in Note 14 of Q1 2015 Form 10-Q, and (iii) to revise certain related information, including the discussion of internal controls and procedures, within one week of this Current Report on Form 8-K.

The preliminary effects of these adjustments are as follows:

ASSETS	As originally reported at MAR 31, 2015	CORECTION Adjustments	As corrected MAR 31, 2015
Intangible assets, net	4,574,857	4,291,857 (1)	283,000
Other assets	19,017,711	—	19,017,711
TOTAL ASSETS	$23,592,568		$19,300,711

TOTAL LIABILITIES	$19,185,422		$19,185,422
EQUITY
Common stock	4,485	—	4,485
Additional paid in capital	15,975,939	—	15,975,939
Stock payable	—	—	—
Accumulated deficit	(11,573,278)	(4,291,857) (1)	(15,865,135)
TOTAL EQUITY	4,407,146		115,289
TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$23,592,568		$19,300,711
(1)	Adjustment reflects correction of an error.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS	As originally reported at MAR 31, 2015	CORECTION Adjustments		As corrected MAR 31, 2015
TOTAL OPERATING INCOME	$606,113	$136,536	(1)	$742,649

OTHER (INCOME) / EXPENSE
Interest expense, net	669,713	—		669,713
Gain on bargain purchase of JD	—	—		—
TOTAL OTHER (INCOME) / EXPENSE	669,713			669,713
NET INCOME	$(63,600)	$136,536		$72,936
BASIC (LOSS) INCOME PER SHARE	$(0.02)			$0.02
DILUTED (LOSS) INCOME PER SHARE	$(0.02)			$0.01
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING BASIC	3,819,223			3,819,223
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING DILUTIVE	3,819,223			5,260,318
(1)	Adjustment reflects correction of an error.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	As originally reported at MAR 31, 2015	CORECTION Adjustments		As corrected MAR 31, 2015
Net (loss) income	$(63,600)	136,536	(1)	$72,936
Cash used by operating activities
Depreciation and amortization	535,331	(136,536	)(1)	398,795
Cash provided (used) by operating activities	672,104	—		672,104

Cash used for investing activities	—	—		—

Cash (used) provided by financing activities	(630,982)	—		(630,982)

Increase (decrease) in cash	41,122	—		41,122
Cash at beginning of the year	72,165	—		72,165
Cash at the end of the year	$113,287	—		$113,287

(1)	Adjustment reflects correction of an error.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 18, 2015	National Energy Services, Inc.

/s/ Robert W Chance
By: Robert Chance
Its: President and Chief Executive Officer